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                                                                    EXHIBIT 23.3
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             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in this Registration Statement of
Sylvan Learning Systems, Inc. on Form S-3 and the Prospectus, which is part of this Registration Statement, of our report dated July 27, 1998, with respect to the consolidated financial statements of Anglo-World Education (UK) Limited and Subsidiaries included in Sylvan Learning Systems, Inc.'s Current Report on Form 8-K dated July 29, 1998.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE

Southampton
United Kingdom
November 20, 1998